Exhibit 99.1

NEWS RELEASE
March 1, 2023

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2023 FOURTH QUARTER AND ANNUAL RESULTS

Fourth Quarter Highlights

•Contract revenues of $917.5 million; 20.5% growth
•Non-GAAP Adjusted EBITDA of $83.1 million, or 9.1% of contract revenue
•Net Income of $24.8 million, or $0.83 per common share diluted

Palm Beach Gardens, Florida, March 1, 2023 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the fourth quarter ended January 28, 2023. Contract revenues were $917.5 million for the quarter ended January 28, 2023, compared to $761.5 million in the year ago period, an increase of 20.5%. Non-GAAP Adjusted EBITDA was $83.1 million, or 9.1% of contract revenues, for the quarter ended January 28, 2023, compared to $43.3 million, or 5.7% of contract revenues, in the year ago period.

Net income was $24.8 million, or $0.83 per common share diluted, for the quarter ended January 28, 2023, compared to $0.8 million, or $0.03 per common share diluted, in the year ago period. Net income for the quarter ended January 29, 2022 included income tax benefits of $4.3 million, or $0.14 per common share diluted, consisting of $4.2 million for credits related to tax filings for prior periods and other tax benefits and $0.1 million related to the vesting and exercise of share-based awards.

During the quarter ended January 28, 2023, the Company purchased 210,000 shares of its own common stock in open market transactions for $20.2 million at an average price of $96.19 per share.

Annual Highlights

Contract revenues were $3.808 billion for the fiscal year ended January 28, 2023, compared to $3.131 billion for the fiscal year ended January 29, 2022. Contract revenues increased 21.8% organically after excluding $3.9 million of contract revenues from storm restoration services in the year ago period. Non-GAAP Adjusted EBITDA was $366.1 million, or 9.6% of contract revenues, for the fiscal year ended January 28, 2023, compared to $244.3 million, or 7.8% of contract revenues, in the year ago period.

Net income was $142.2 million, or $4.74 per common share diluted, for the fiscal year ended January 28, 2023. For the year ago period, net income was $48.6 million, or $1.57 per common share diluted. Net income for the fiscal years ended January 28, 2023 and January 29, 2022 included income tax benefits of $7.6 million, or $0.25 per common share diluted, and $10.0 million, or $0.32 per common share diluted, respectively, related to the vesting and exercise of share-based awards, credits related to tax filings for prior periods, and other tax benefits.

During the fiscal year ended January 28, 2023, the Company purchased 514,030 shares of its own common stock in open market transactions for $48.7 million at an average price of $94.80 per share.

Outlook

The Company expects contract revenues for the quarter ending April 29, 2023 to increase mid- to high-single digit as a percentage of contract revenues as compared to the quarter ended April 30, 2022. Non-GAAP Adjusted EBITDA as a percentage of contract revenues is expected to increase modestly for the quarter ending April 29, 2023 as compared to the quarter ended April 30, 2022. For additional information regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2023 fourth quarter results on Wednesday, March 1, 2023 at 9:00 a.m. Eastern time. Interested parties may participate in the question and answer session of the conference call by registering at https://register.vevent.com/register/BIe37600fa4cfc41d2821658c63f7235c9. Upon registration, participants will receive a dial-in number and unique PIN to access the call. Participants are encouraged to join approximately ten minutes prior to the scheduled start time.

For all other attendees, a live listen-only audio webcast of the call, including an accompanying slide presentation, can be accessed directly at https://edge.media-server.com/mmc/p/dmvuow2d. A replay of the live webcast and the related materials will be available on the Company's Investor Center website at https://ir.dycomind.com for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services to the telecommunications infrastructure and utility industries throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements within the meaning of the 1995 Private Securities Litigation Reform Act. These forward-looking statements include those related to the outlook for the quarter ending April 29, 2023, including, but not limited to, those statements found under the “Outlook” section of this press release. Forward-looking statements are based on management’s expectations, estimates and projections, are made solely as of the date these statements are made, and are subject to both known and unknown risks and uncertainties that may cause the actual results and occurrences discussed in these forward-looking statements to differ materially from those referenced or implied in the forward-looking statements contained in this press release. The most significant of these known risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include future economic conditions and trends including the potential impacts of an inflationary economic environment, changes to customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the impact to the Company’s backlog from project cancellations or postponements, the impacts of pandemics and public health emergencies, the impact of varying climate and weather conditions, the anticipated outcome of other contingent events, including litigation or regulatory actions involving the Company, the adequacy of our liquidity, the availability of financing to address our financials needs, the Company’s ability to generate sufficient cash to service its indebtedness, the impact of restrictions imposed by the Company’s credit agreement, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update its forward-looking statements.

For more information, contact:
Callie Tomasso, Investor Relations
Email: investorrelations@dycomind.com
Phone: (561) 627-7171
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	January 28, 2023	January 29, 2022
ASSETS
Current assets:
Cash and equivalents	$224,186	$310,757
Accounts receivable, net	1,067,013	895,898
Contract assets	43,932	24,539
Inventories	114,972	81,291
Income tax receivable	3,929	12,729
Other current assets	38,648	30,876
Total current assets	1,492,680	1,356,090

Property and equipment, net	367,852	294,798
Operating lease right-of-use assets	67,240	61,101
Goodwill and other intangible assets, net	359,111	374,317
Other assets	26,371	31,918
Total assets	$2,313,254	$2,118,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$207,739	$155,896
Current portion of debt	17,500	17,500
Contract liabilities	19,512	18,512
Accrued insurance claims	41,043	36,805
Operating lease liabilities	27,527	24,641
Income taxes payable	14,896	233
Other accrued liabilities	141,334	128,209
Total current liabilities	469,551	381,796

Long-term debt	807,367	823,251
Accrued insurance claims - non-current	49,347	48,238
Operating lease liabilities - non-current	39,628	36,519
Deferred tax liabilities, net - non-current	60,205	55,674
Other liabilities	18,401	14,202
Total liabilities	1,444,499	1,359,680

Total stockholders’ equity	868,755	758,544
Total liabilities and stockholders’ equity	$2,313,254	$2,118,224

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Contract revenues	$917,466	$761,481	$3,808,462	$3,130,519

Costs of earned revenues, excluding depreciation and amortization	765,658	656,634	3,160,264	2,633,877
General and administrative[1]	71,964	63,792	293,478	262,432
Depreciation and amortization	36,745	37,345	144,181	152,652
Total	874,367	757,771	3,597,923	3,048,961

Interest expense, net	(11,561)	(8,823)	(40,618)	(33,166)
Loss on debt extinguishment[2]	—	—	—	(62)
Other income, net	345	179	10,201	4,446
Income (loss) before income taxes	31,883	(4,934)	180,122	52,776

Provision (benefit) for income taxes[3]	7,074	(5,728)	37,909	4,202

Net income	$24,809	$794	$142,213	$48,574

Earnings per common share:

Basic earnings per common share	$0.84	$0.03	$4.81	$1.60

Diluted earnings per common share	$0.83	$0.03	$4.74	$1.57

Shares used in computing earnings per common share:

Basic	29,516,443	30,071,169	29,549,990	30,337,544

Diluted	29,964,593	30,590,076	29,996,591	30,844,211

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %’s

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Contract Revenues - GAAP	$917,466	$761,481	$3,808,462	$3,130,519
Contract Revenues - GAAP Organic Growth %	20.5%		21.7%

Contract Revenues - GAAP	$917,466	$761,481	$3,808,462	$3,130,519
Revenues from storm restoration services	—	—	—	(3,869)
Non-GAAP Organic Contract Revenues	$917,466	$761,481	$3,808,462	$3,126,650
Non-GAAP Organic Contract Revenues Growth %	20.5%		21.8%

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$24,809	$794	$142,213	$48,574
Interest expense, net	11,561	8,823	40,618	33,166
Provision (benefit) for income taxes	7,074	(5,728)	37,909	4,202
Depreciation and amortization	36,745	37,345	144,181	152,652
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	80,189	41,234	364,921	238,594
(Gain) loss on sale of fixed assets	(2,768)	56	(16,759)	(4,203)
Stock-based compensation expense	5,654	2,028	17,927	9,866
Loss on debt extinguishment[2]	—	—	—	62
Non-GAAP Adjusted EBITDA	$83,075	$43,318	$366,089	$244,319
Non-GAAP Adjusted EBITDA % of contract revenues	9.1%	5.7%	9.6%	7.8%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain (loss) on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

Notes

1 Includes stock-based compensation expense of $5.7 million and $2.0 million for the quarters ended January 28, 2023 and January 29, 2022, respectively, and $17.9 million and $9.9 million for the fiscal years ended January 28, 2023 and January 29, 2022, respectively.
2 During the fiscal year ended January 29, 2022, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement maturing in April 2026.
3 Net income for the quarter ended January 29, 2022 included income tax benefits of $4.3 million, or $0.14 per common share diluted, consisting of $4.2 million for credits related to tax filings for prior periods and other tax benefits and $0.1 million related to the vesting and exercise of share-based awards.
Net income for the fiscal years ended January 28, 2023 and January 29, 2022 included income tax benefits of $7.6 million, or $0.25 per common share diluted, and $10.0 million, or $0.32 per common share diluted, respectively, related to the vesting and exercise of share-based awards, credits related to tax filings for prior periods, and other incremental tax benefits.